Exhibit k.2

AMENDED AND RESTATED SCHEDULE A

TO TRANSFER AGENCY AND SERVICE AGREEMENT

The attached Amended and Restated Schedule A to the Transfer Agency and Service Agreement Between Each of the Nuveen Closed-End Investment Companies Listed on Scheduled A Attached Hereto and Computershare Inc. and Computershare Trust Company, N.A., effective as of June 15, 2017, as amended (the “TA Agreement”), hereby amends and restates Schedule A to the TA Agreement in its entirety, to be effective August 12, 2019.

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Amended and Restated Schedule A

NUVEEN CLOSED-END FUNDS

To Be Effective August 12, 2019

Fund Name	CPU COY	Cusip
Nuveen Municipal Value Fund, Inc.	NUV	670928100
Nuveen CA Municipal Value Fund, Inc.	NCA	67062C107
Nuveen NY Municipal Value Fund, Inc.	NNY	67062M105
Nuveen Municipal Income Fund, Inc.	NMI	67062J102
Nuveen PA Quality Municipal Income Fund	NQP	670972108
Nuveen MI Quality Income Municipal Fund	NUM	670979103
Nuveen OH Quality Municipal Income Fund	NUO	670980101
Nuveen TX Quality Municipal Income Fund	NTX	670983105
Nuveen Select Tax-Free Income Portfolio	NXP	67062F100
Nuveen Select Tax-Free Income Portfolio 2	NXQ	67063C106
Nuveen CA Select Tax-Free Income Portfolio	NXC	67063R103
Nuveen NY Select Tax-Free Income Portfolio	NXN	67063V104
Nuveen Select Tax-Free Income Portfolio 3	NXR	67063X100
Nuveen Select Maturities Municipal Fund	NIM	67061T101
Nuveen AMT-Free Municipal Credit Income Fund	NVG	67071L106
Nuveen Municipal Credit Income Fund	NZF	67070X101
Nuveen AMT-Free Quality Municipal Income Fund	NEA	670657105
Nuveen NY AMT-Free Quality Municipal Income Fund	NRK	670656107
Nuveen CA AMT-Free Quality Municipal Income Fund	NKX	670651108
Nuveen Floating Rate Income Fund	JFR	67072T108
Nuveen Floating Rate Income Opportunity Fund	JRO	6706EN100
Nuveen AZ Quality Municipal Income Fund	NAZ	67061W104
Nuveen MD Quality Municipal Income Fund	NMY	67061Q107
Nuveen MA Quality Municipal Income Fund	NMT	67061E104
Nuveen VA Quality Municipal Income Fund	NPV	67064R102
Nuveen CT Quality Municipal Income Fund	NTC	67060D107
Nuveen MO Quality Municipal Income Fund	NOM	67060Q108
Nuveen NC Quality Municipal Income Fund	NNC	67060P100
Nuveen Quality Municipal Income Fund	NAD	67066V101
Nuveen NY Quality Municipal Income Fund	NAN	67066X107
Nuveen CA Quality Municipal Income Fund	NAC	67066Y105
Nuveen Senior Income Fund	NSL	67067Y104
Nuveen NJ Quality Municipal Income Fund	NXJ	67069Y102
Nuveen Real Estate Income Fund	JRS	67071B108
Nuveen GA Quality Municipal Income Fund	NKG	67072B107
Nuveen Preferred & Income Securities Fund	JPS	67072C105
Nuveen Preferred & Income Opportunities Fund	JPC	67073B106
Nuveen Credit Strategies Income Fund	JQC	67073D102
Nuveen Diversified Dividend and Income Fund	JDD	6706EP105
Nuveen Municipal High Income Opportunity Fund	NMZ	670682103
Nuveen Tax-Advantaged Total Return Strategy Fund	JTA	67090H102
Nuveen S&P 500 Buy-Write Income Fund	JPZ	6706ER101
Nuveen S&P 500 Dynamic Overwrite Fund	JPG	6706EW100
Nuveen Core Equity Alpha Fund	JCE	67090X107
Nuveen Tax-Advantaged Dividend Growth Fund	JTD	67073G105
Nuveen AMT-Free Municipal Value Fund	NUW	670695105
Nuveen NY Municipal Value Fund 2	NYVF	670706100

Fund Name	CPU COY	Cusip
Nuveen CA Municipal Value Fund 2	NCB	6706EB106
Nuveen PA Municipal Value Fund	NPN	67074K105
Nuveen NJ Municipal Value Fund	NJV	670702109
Nuveen Enhanced Municipal Value Fund	NEVF	67074M101
Nuveen Mortgage Opportunity Term Fund	JLS	670735109
Nuveen Mortgage Opportunity Term Fund 2	JMT	67074R100
Nuveen Taxable Municipal Income Fund f/k/a Nuveen Build America Bond Fund	NBB	67074C103
Nuveen NASDAQ 100 Dynamic Overwrite Fund	QQQF	670699107
Nuveen Energy MLP Total Return Fund	JMF	67074U103
Nuveen Short Duration Credit Opportunities Fund	JSD	67074X107
Nuveen Real Asset Income and Growth Fund	JRI	67074Y105
Nuveen Preferred and Income Term Fund	JPI	67075A106
Nuveen Intermediate Duration Municipal Term Fund	NID	670671106
Nuveen Intermediate Duration Quality Municipal Term Fund	NIQ	670677103
Nuveen All Cap Energy MLP Opportunities Fund	JMLP	67075 E108
Nuveen Multi-Market Income Fund	JMM	67075J107
Nuveen Emerging Markets Debt 2022 Target Term Fund	JEMD	25533B108
Nuveen MN Quality Municipal Income Fund	NMS	670734102
Nuveen Global High Income Fund	JGH	67075G103
Nuveen Dow 30 Dynamic Overwrite Fund	DIAX	67075F105
Nuveen High Income 2020 Target Fund	JHY	67075L102
Nuveen High Income 2023 Target Term Fund	JHAA	67079F101
Nuveen High Income Dec 2018 Target Term	JHA	67075P103
Nuveen Municipal 2021 Target Term Fund	NHA	670687102
Nuveen High Income Nov 2021 Target Term	JHB	67077N106
Nuveen High Income Dec 2019 Target Term	JHD	6 7076E107
Nuveen Preferred and Income 2022 Term Fund	JPT	67075T105
Nuveen Credit Opportunities 2022 Target Term Fund	JCO	67075U102
Nuveen Municipal Credit Opportunities Fund	NMCO	670663103
Nuveen JFRT Term Preferred Shares Series 2027	JFRT	67072TAD0
Nuveen JROT Term Preferred Shares Series 2027	JROT	6706ENAC4
Nuveen NAD Series 2028-1 AMTP	NADC	67066V788
Nuveen NIQ Adj Rate MuniFund Term Pfd Series 2023	NIQP	670677301
Nuveen NUM Series 2028 AMTP	NUMA	670979889
Nuveen NAD Series 2028 AMTP	NADA	67066V796
Nuveen NAN Series 2028 AMTP	NANA	670654102
Nuveen NAZ Series 2028 AMTP	NAZA	67061W880
Nuveen NID Adj Rate MuniFund Term Pfd Series 2023	VNID	670671403
Nuveen NKG Series 2028 AMTP	NKGA	67072B 875
Nuveen NMS Series 2028 AMTP	NMSA	670734508
Nuveen NMY Series 2028 AMTP	NMYA	67061Q859
Nuveen NNC Series 2028 AMTP	NNCA	67060P860
Nuveen VNQP Var Rate MuniFund Term 2019	VNQP	670972868
Nuveen NTC Series 2028 AMTP	NTCA	67060D842
Nuveen JROP Term Pfd Shr Series 2023	JROP	6706ENAA8
Nuveen NMZ Adj Rate MuniFund Term Pfd Series 2028	NMZX	670682889
Nuveen NSL Term Preferred Shares Series 2021	NSLP	67067YAA2
Nuveen JSD Term Preferred Shares Series 2020	PJSD	67074XAA5
Nuveen JFRR Term Preferred Shares Series 2022	JFRR	67072TAC2

Fund Name	CPU COY	Cusip
Nuveen JROR Term Preferred Shares Series 2022	JROR	6706ENAB6
Nuveen PJRO Term Preferred Shares 2022-1	PJRO	6706ENAD2
Nuveen JFR Term Preferred Shares 2024	PJFR	67072TAE8